Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-56051) and related Prospectus Supplement of HRPT Properties Trust and to the incorporation by reference therein and in the Registration Statement on Form S-3 pursuant to Rule 462(b) of the Securities Act of 1933 to be filed with the Securities and Exchange Commission, of our report dated February 5, 1999, with respect to the consolidated financial statements of HRPT Properties Trust included in the Current Report on Form 8-K of HRPT Properties Trust dated March 5, 1999, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP


Boston, Massachusetts
March 11, 1999